Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 26, 2021, with respect to the consolidated financial statements of Liberty Media Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to a change in the method of accounting for leases.

/s/ KPMG LLP

Denver, Colorado

November 4, 2021